UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): June 3, 2016

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35120 (Commission File Number)	56-2677689 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 3, 2016, CVR Partners, LP (the “Partnership”), CVR Nitrogen Finance Corporation (the “Co-Issuer” and, together with the Partnership, the “Issuers”) and certain subsidiary guarantors named therein (collectively, the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”) and UBS Securities LLC (“UBS” and, together with Credit Suisse, the “Initial Purchasers”), under which the Issuers agreed to issue and sell $645 million aggregate principal amount of their 9.250% Senior Secured Notes due 2023 (the “Notes”) in a private placement (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will mature on June 15, 2023 and were issued at an issue price of 97.499 percent of par for net proceeds of approximately $619 million, after deducting the initial purchasers’ discount and estimated offering expenses. The closing of the issuance of the Notes is expected to occur on June 10, 2016, subject to customary closing conditions. The Partnership intends to use the net proceeds from the Offering to (i) repay in full and terminate approximately $300 million of outstanding indebtedness, (ii) fund its previously announced tender offer and (iii) pay related fees and expenses.

In the ordinary course of their respective businesses, the Initial Purchasers and certain of their respective affiliates have in the past and may in the future engage in investment banking or other transactions of a financial nature with the Partnership and its affiliates, for which they have received or will receive customary compensation.

The Purchase Agreement contains customary representations, warranties and agreements of the Issuers and the Guarantors and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
1.1
Purchase Agreement, dated June 3, 2016, by and among CVR Partners, LP, CVR Nitrogen Finance Corporation, Credit Suisse Securities (USA) LLC, UBS Securities LLC and the Guarantors named therein, relating to the offering of the Notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 9, 2016

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1
Purchase Agreement, dated June 3, 2016, by and among CVR Partners, LP, CVR Nitrogen Finance Corporation, Credit Suisse Securities (USA) LLC, UBS Securities LLC and the Guarantors named therein, relating to the offering of the Notes.